EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT*

Legal Name	Jurisdiction	Name Under Which Doing Business
Aanderaa Data Instruments AS	Norway
AquaTune GmbH	Germany
Arrow Rental Limited	Ireland
Bellingham & Stanley Limited	England & Wales
Bombas Flygt de Venezuela S.A.	Venezuela
BS Pumps Limited	England & Wales
CMS Research Corporation	Oklahoma
EmNet, LLC	Indiana
Faradyne Motors (Suzhou) Co. Ltd.	China
Faradyne Motors LLC	Delaware
Flow Control LLC	Delaware
Fluid Handling, LLC	Delaware
Godwin Holdings Ltd.	England & Wales
Goulds Water Technology Philippines, Inc	Philippines
Grindex Pumps LLC	Delaware
IMT B.V.	Netherlands
Jabsco Marine Italia s.r.l.	Italy
Jabsco S. de R.L. De C.V.	Mexico
Jason Consultants, LLC	Delaware
K201920713 (South Africa) Proprietary Limited	South Africa
Lowara s.r.l. Unipersonale	Italy	Lowara
Lowara UK Ltd	England & Wales
Lowara Vogel Polska SP.ZO.O.	Poland
MJK Automation ApS	Denmark
MultiTrode Inc.	Florida
Multitrode Pty Ltd	Australia
Nova Analytics Europe, LLC	Delaware
O.I. Corporation	Oklahoma	OI Analytical
PCI Membrane Systems, Inc.	Delaware
Pension Trustee Management Ltd	England & Wales
Pipeline Technologies Philippines Corp	Philippines
Portacel Inc.	Pennsylvania
PT Xylem Water Solutions Indonesia	Indonesia
Pure Holding Inc.	Delaware
Pure Inspection Technologies SA DE CV	Mexico
Pure Inspection Technologies Services DE CV	Mexico
Pure Technologies (Aus) Pty Ltd.	Australia
*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Legal Name	Jurisdiction	Name Under Which Doing Business
Pure Technologies (China) Ltd.	Hong Kong
Pure Technologies (UK) Ltd.	England & Wales
Pure Technologies Abu Dhabi	United Arab Emirates
Pure Technologies Canada Ltd.	Alberta
Pure Technologies Ltd.	Alberta
Pure Technologies U.S. Inc.	Delaware	Wachs Water Services
PureHM Inc.	Alberta
PureHM U.S. Inc.	Delaware
Sensus (UK Holdings) Ltd.	England & Wales
Sensus Canada Inc.	Canada
Sensus de Mexico, S de RL de CV	Mexico
Sensus España SA (Spain)	Spain
Sensus France Holdings SAS	France
Sensus France SAS	France
Sensus GmbH Hannover	Germany
Sensus GmbH Ludwigshafen	Germany
Sensus Italia S.R.L.	Italy
Sensus Japan K.K	Japan
Sensus Maroc SA	Morocco
Sensus Metering Systems (Fuzhou) Co., Ltd.	China
Sensus Metering Systems (LuxCo 2) S.àr.l	Luxembourg
Sensus Metering Systems (LuxCo 3) S.àr.l	Luxembourg
Sensus Metering Systems do Brasil Ltda	Brazil
Sensus Metering Systems IP Holdings, Inc.	Delaware
Sensus metrologicke sluzby s.r.o._Slovakia	Slovak Republic
Sensus Polska sp. zoo	Poland
Sensus Services Deutschland GmbH	Germany
Sensus Slovensko a.s.	Slovak Republic
Sensus South Africa (Proprietary) Ltd.	South Africa
Sensus SPA (Algeria)	Algeria
Sensus Spectrum LLC	Delaware
Sensus UK Systems Limited	England & Wales
Sensus USA Inc.	Delaware
Sentec Limited	England & Wales
Smith-Blair, Inc.	Delaware
Texas Turbine, LLC	Delaware	Xylem Texas Turbine LLC
Tideland Signal Corporation	Texas
Tideland Signal Limited	England & Wales
Tideland Signal, LLC	Delaware
UGI Global Ltd	England & Wales
*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Legal Name	Jurisdiction	Name Under Which Doing Business
Water Asset Management, Inc.	Delaware
Water Process Ltd	England & Wales
Xylem (Beijing) Technology Co. Ltd	China
Xylem (China) Company Limited	China
Xylem (Hong Kong) Limited	Hong Kong
Xylem (Nanjing) Co., Ltd	China
Xylem Analytics Beijing Co., Ltd.	China
Xylem Analytics France S.A.S.	France
Xylem Analytics Germany GmbH	Germany
Xylem Analytics Germany Sales GmbH & Co. KG	Germany
Xylem Analytics IP GmbH & Co. KG	Germany
Xylem Analytics IP Management GmbH	Germany
Xylem Analytics LLC	Delaware
Xylem Analytics UK Limited	England & Wales
Xylem Australia Holdings PTY LTD	Australia
Xylem Brasil Soluções para Água Ltda	Brazil
Xylem Canada GP ULC	Ontario
Xylem Canada LP	Ontario
Xylem Česká republika spol. s r.o.	Czech Republic
Xylem Chihuahua S. de R.L. de C.V.	Mexico
Xylem Cote d'Ivoire	Ivory Coast
Xylem Delaware, Inc.	Delaware
Xylem Denmark Holdings ApS	Denmark
Xylem Dewatering Solutions UK Ltd	England & Wales
Xylem Dewatering Solutions, Inc.	New Jersey	Godwin Pumps of America
Xylem Egypt LLC	Egypt
Xylem Europe GmbH	Switzerland
Xylem Global S.àr.l.	Luxembourg
Xylem Holdings Egypt LLC	Egypt
Xylem Industriebeteiligungen GmbH	Germany
Xylem Industries S.àr.l.	Luxembourg
Xylem Industries Singapore Pte. Ltd.	Singapore
Xylem International S.àr.l.	Luxembourg
Xylem IP Holdings LLC	Delaware
Xylem IP UK S.àr.l.	Luxembourg
Xylem Japan K.K.	Japan
Xylem Lowara Ltd	England & Wales
Xylem Management GmbH	Germany
Xylem Manufacturing Austria GmbH	Austria
Xylem Manufacturing Middle East Region FZCO	United Arab Emirates
*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Legal Name	Jurisdiction	Name Under Which Doing Business
Xylem Middle East Water Equipment Trading & Rental LLC	United Arab Emirates
Xylem Ontario Inc.	Ontario
Xylem Rus LLC	Russian Federation
Xylem Saudi Arabia Limited	Saudi Arabia
Xylem Service Hungary Kft	Hungary
Xylem Service Italia Srl	Italy
Xylem Services Austria GmbH	Austria
Xylem Services GmbH	Germany
Xylem Shared Services Sp. Z.o.o.	Poland
Xylem South Africa Trust	South Africa
Xylem Technologies & Partners SCS	Luxembourg
Xylem Technologies GmbH	Germany
Xylem Vue Inc.	Delaware
Xylem Water Holdings Ltd	England & Wales
Xylem Water Ltd	England & Wales
Xylem Water Services Ltd	England & Wales
Xylem Water Solutions Argentina S.A.	Argentina
Xylem Water Solutions Australia Limited	Australia
Xylem Water Solutions Austria GmbH	Austria
Xylem Water Solutions Belgium BVBA	Belgium
Xylem Water Solutions Chile S.A.	Chile
Xylem Water Solutions Colombia S.A.S.	Colombia
Xylem Water Solutions Denmark ApS	Denmark
Xylem Water Solutions Deutschland GmbH	Germany	Flygt
Xylem Water Solutions España, S.L.U.	Spain
Xylem Water Solutions Florida LLC	Florida
Xylem Water Solutions France SAS	France
Xylem Water Solutions (Thailand) Co., Ltd.	Thailand
Xylem Water Solutions Global Services AB	Sweden
Xylem Water Solutions Herford GmbH	Germany
Xylem Water Solutions Holdings France SAS	France
Xylem Water Solutions India Pvt. Ltd.	India
Xylem Water Solutions Ireland Ltd.	Ireland
Xylem Water Solutions Italia S.r.l.	Italy	Flygt
Xylem Water Solutions Kenya Limited	Kenya
Xylem Water Solutions Korea Co., Ltd.	South Korea
Xylem Water Solutions Magyarorszag KFT	Hungary
Xylem Water Solutions Malaysia SDN. BHD.	Malaysia
Xylem Water Solutions Manufacturing AB	Sweden
Xylem Water Solutions Metz SAS	France
*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Legal Name	Jurisdiction	Name Under Which Doing Business
Xylem Water Solutions Mexico S.de R.L. de C.V.	Mexico
Xylem Water Solutions Middle East Region FZCO	United Arab Emirates
Xylem Water Solutions Muscat Co. LLC	Oman
Xylem Water Solutions Nederland BV	Netherlands	Flygt
Xylem Water Solutions New Zealand Limited	New Zealand
Xylem Water Solutions Norge AS	Norway
Xylem Water Solutions Panama s.r.l.	Panama
Xylem Water Solutions Peru S.A.	Peru
Xylem Water Solutions Polska Sp.z.o.o.	Poland
Xylem Water Solutions Portugal Unipessoal Lda.	Portugal
Xylem Water Solutions Romania SRL	Romania
Xylem Water Solutions Rugby Ltd	England & Wales
Xylem Water Solutions Singapore PTE Ltd.	Singapore
Xylem Water Solutions South Africa (Pty) Ltd.	South Africa
Xylem Water Solutions Suomi Oy	Finland
Xylem Water Solutions Sweden AB	Sweden
Xylem Water Solutions U.S.A., Inc.	Delaware
Xylem Water Solutions UK Holdings Ltd	England & Wales
Xylem Water Solutions UK Ltd	England & Wales
Xylem Water Solutions Zelienople LLC	Delaware
Xylem Water Solutions (Shenyang) CO., Ltd.	China
Xylem Water Systems (California), Inc.	California
Xylem Water Systems Hungary KFT	Hungary
Xylem Water Systems International, Inc.	Delaware
Xylem Water Systems Philippines Holding, Inc.	Delaware
Xylem Water Systems Texas Holdings LLC	Delaware
Xylem Water Systems U.S.A., LLC	Delaware
YSI (China) Limited	Hong Kong
YSI Incorporated	Ohio
YSI International, Inc.	Ohio

*Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.